UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Kayne Anderson BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01363	83-0531326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 2200, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 (713) 493-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2024, Kayne Anderson BDC, Inc. (the “Company”) sold shares of its common stock (“Common Stock”) for an aggregate offering price of $269.9 million. The sale of such shares of Common Stock relates to existing subscription agreements that the Company had entered into with investors for an aggregate capital commitment of $1,046.9 million to purchase shares of common stock. Following this final capital call and issuance of shares of the Company’s common stock, the investors’ obligations to purchase additional shares of common stock was completed, and the Company will not have any remaining undrawn capital commitments.

No underwriting discounts or commissions have been or will be paid in connection with the sale of such shares of Common Stock. The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of ten days’ prior notice to stockholders.

This issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 8.01 Other Events.

Subscription Credit Agreement

On April 1, 2024, the Company fully repaid all amounts outstanding and terminated the remaining commitment of $50 million under its credit agreement (the “Subscription Credit Agreement”) that was scheduled to mature on December 31, 2024.

Revolving Funding Facility

On April 3, 2024, the Company and Kayne Anderson BDC Financing LLC (“KABDCF”), a wholly-owned, special purpose financing subsidiary, amended their existing senior secured revolving funding facility (the “Revolving Funding Facility”).

Under the terms of the third amendment, the Company and KABDCF increased the commitment amount from $455 million to $600 million. The end of the reinvestment period was extended to April 2, 2027 and the maturity date was extended to April 3, 2029.

The interest rate on the Revolving Funding Facility was reduced from daily Secured Overnight Funding Rate (“SOFR”) plus 2.75% per annum to SOFR plus 2.375% - 2.50% per annum depending on the mix of loans securing the Revolving Funding Facility. All other terms of the Revolving Funding Facility remain substantially the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Loan and Security Agreement, dated April 3, 2024, by and between KA Credit Advisors, LLC, as collateral manager, Kayne Anderson BDC Financing, LLC, as borrower, certain lenders thereto, administrative agent for the lenders, and collateral agent for the lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYNE ANDERSON BDC, INC.

Date: April 5, 2024	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer and Treasurer

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